EXHIBIT 99.2

THIS CIRCULAR IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION

The definitions and interpretations commencing on page 6 of this Circular apply, unless the context clearly indicates otherwise, throughout this Circular, including this cover page.

Action required:

1.

This entire Circular is important and should be read with particular attention to the section entitled “Action required by Renergen Shareholders in relation to the Shareholder Ratification resolution”, which commences on page 3 of this Circular.

2.	If you are in any doubt as to what action to take arising from this Circular, you should consult your Broker, CSDP, banker, accountant, attorney or other professional advisor immediately.

3.

If you have disposed of all your Renergen Shares, please forward this Circular incorporating the Form of Proxy (yellow) to the purchaser of such Renergen Shares, or the Broker, CSDP, banker or other agent through whom the disposal was effected.

Renergen does not accept responsibility, and will not be held liable, for any action of, or omission by, any CSDP or Broker including, without limitation, any failure on the part of the CSDP or Broker of any beneficial owner of Renergen Shares to notify such beneficial owner of the matters set out in this Circular, or to take any action on behalf of such person.

RENERGEN LIMITED

(Incorporated in the Republic of South Africa)

(Registration number 2014/195093/06)

JSE and A2X Share code: REN

ISIN: ZAE000202610

LEI:378900B1512179F35A69

Australian Business Number (ABN): 93 998 352 675

ASX Share code: RLT

(“Renergen”)

CIRCULAR TO RENERGEN SHAREHOLDERS

Relating, amongst other things, to:

–	the retrospective ratification and approval of the amended ASPI Funding Arrangements, as required by the Conditional Exemption granted by the Takeover Panel;

and incorporating, amongst other things:

–	the Notice of General Meeting of Renergen Shareholders; and

–	the Form of Proxy (yellow) in respect of the General Meeting of Renergen Shareholders for use by Certificated Renergen Shareholders and Own-Name Dematerialised Renergen Shareholders only.

Transaction and Designated Advisor	Legal Advisor

This Circular is available in English only. Copies of this Circular may be obtained during normal business hours from the registered office of Renergen and the offices of PSG Capital at their respective addresses set out in the “Corporate Information and Advisors” section of this Circular, and on the website www.renergen.co.za, from the date of posting of this Circular up to and including the date of the General Meeting.

Date of issue: Wednesday, 28 May 2025

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CORPORATE INFORMATION AND ADVISORS

The definitions and interpretations commencing on page 6 of this Circular apply, unless the context clearly indicates otherwise, to this Corporate Information and Advisors section.

Directors of Renergen	Company Secretary

David King (Chairman)*#

Stefano Marani (Chief Executive Officer)

Brian Harvey (Chief Financial Officer)

Nick Mitchell (Chief Operating Officer)

Mbali Swana*#

Dumisa Hlatshwayo*#

* non-executive

# independent

Acorim Proprietary Limited (Registration number 2013/087325/07) 13th Floor, Illovo Point, 68 Melville Road, Illovo Sandton, 2196, South Africa
Date and place of incorporation	Legal Advisor
30 September 2014 Republic of South Africa	Bowman Gilfillan Inc (Registration number 1998/021409/21) 11 Alice Lane, Sandton, Johannesburg (PO Box 785812, Sandton, 2146, South Africa)
Registered office	Designated Advisor
2nd Floor, Sandton Gate 25 Minerva Avenue, Glenadrienne Sandton, 2196 Gauteng, South Africa

PSG Capital Proprietary Limited

(Registration number 2006/015817/07)

First Floor, Ou Kollege, 35 Kerk Street,

Stellenbosch, 7600, South Africa

(PO Box 7403, Stellenbosch, 7599)

and

1st Floor, The Place, 1 Sandton Drive North Towers, Sandhurst, Sandton, 2196

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IMPORTANT LEGAL NOTES

The definitions and interpretations commencing on page 6 of this Circular apply, unless the context clearly indicates otherwise, to this section on important legal notes.

FORWARD-LOOKING STATEMENTS

This Circular contains statements about Renergen and ASPI that are or may be forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. These forward-looking statements are not based on historical facts, but rather reflect current expectations concerning future results and events and generally may be identified by the use of forward-looking words or phrases such as “believe”, “aim”, “expect”, “anticipate”, “intend”, “foresee”, “forecast”, “likely”, “should”, “planned”, “may”, “estimated”, “potential” or similar words and phrases.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Renergen and ASPI caution that forward-looking statements are not guarantees of future performance. Actual results, financial and operating conditions, liquidity and the developments within the industries in which Renergen and ASPI operate may differ materially from those made in, or suggested by, the forward-looking statements contained in this Circular.

All these forward-looking statements are based on estimates and assumptions, as regards Renergen, made by Renergen or, as regards ASPI, made by ASPI, as communicated in publicly available documents by the respective companies, all of which estimates and assumptions, although Renergen or ASPI believe them to be reasonable, are inherently uncertain. Such estimates, assumptions or statements may not eventuate. Factors which may cause the actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied in those statements or assumptions include other matters not yet known to Renergen or ASPI or not currently considered material by Renergen or ASPI.

Renergen Shareholders should keep in mind that any forward-looking statement made in this Circular or elsewhere is applicable only at the date on which such forward-looking statement is made. New factors that could cause the business of either Renergen or ASPI not to develop as expected may emerge from time to time and it is not possible to predict all of them. Further, the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statement is not known. Renergen and ASPI have no duty to, and do not intend to, update or revise the forward-looking statements contained in this Circular after the date of this Circular, except as may be required by Law.

Any forward-looking statements have not been reviewed nor reported on by the Independent Reporting Accountants.

FOREIGN RENERGEN SHAREHOLDERS

This Circular has been prepared for the purposes of complying with the Laws of South Africa and is subject to applicable Laws, including but not limited to the Companies Act, the Companies Regulations and, to the limited extent applicable, the JSE Listings Requirements, and the information disclosed may not be the same as that which would have been disclosed if this Circular had been prepared in accordance with the Laws of any jurisdiction outside of South Africa, or the requirements of any exchange other than the JSE.

This Circular does not constitute a prospectus or a prospectus equivalent document. Renergen Shareholders are advised to read this Circular with care. Any decision to approve the Shareholder Ratification resolution or any other response to the proposals should be made only on the basis of the information in this Circular.

This Circular and any accompanying documentation are not intended to, and do not constitute, or form part of, an offer to issue, an offer to sell or a solicitation of any vote or approval in any jurisdiction in which it is unlawful to make such an offer or solicitation, or in which such offer or solicitation would require Renergen or ASPI to comply with disproportionately onerous filing and/or other disproportionately onerous regulatory obligations. In those circumstances or otherwise if the distribution of this Circular and any accompanying documentation in jurisdictions outside of South Africa are restricted or prohibited by the Laws of such jurisdiction, this Circular and any accompanying documentation are deemed to have been sent for information purposes only and should not be copied or redistributed.

Renergen Shareholders who are not resident in, or who have a registered address outside of, South Africa must inform themselves about, and observe, any applicable requirements and satisfy themselves as to the full observance of the Laws of any applicable jurisdiction concerning the receipt attending and/or participating in the General Meeting or matters related thereto including any requisite governmental or other consents, observing any other requisite formalities and paying any taxes due in such other jurisdictions and are required to advise Renergen of all such filing or regulatory obligations as Renergen or ASPI may be required to comply with in such jurisdictions in relation to the Shareholder Ratification General Meeting. Any failure to comply with the applicable requirements may constitute a violation of the securities laws of any such jurisdiction. Renergen or ASPI and their respective boards of directors and advisors accept no responsibility for the failure by a Renergen Shareholder to inform itself about, or to observe, any applicable legal requirements in any relevant jurisdiction, nor for any failure by Renergen or ASPI to observe the requirements of any jurisdiction.

Any Renergen Shareholder who is in doubt as to its position, including, without limitation, its tax status, should consult an appropriate independent professional advisor in the relevant jurisdiction without delay.

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IMPORTANT NOTICE TO RENERGEN SHAREHOLDERS IN THE UNITED STATES

The Offer or proposed business combination is made for the securities of a non-U.S. company (Renergen, a South African company).  The Offer is subject to disclosure and procedural requirements in South Africa and other non-U.S. jurisdictions that are different from those of the United States. The financial information contained in this document, if any, has been prepared in accordance with IFRS Accounting Standards that may not be comparable to the financial statements and financial information of US companies.

It may be difficult for U.S. holders of Renergen ordinary shares to enforce their rights and any claims they may have arising under the federal securities laws of the United States, since Renergen is incorporated in a non-U.S. jurisdiction, and some or all of its officers and directors may be residents of a non-U.S. jurisdiction.  U.S. holders may not be able to sue a non-U.S. company or its officers or directors in a non-U.S. court for violations of the U.S. securities laws.  Further, it may be difficult to compel a non-U.S. company and its affiliates to subject themselves to a U.S. court's judgment.

You should be aware that ASP Isotopes may purchase securities otherwise than under the Offer, such as in open market or privately negotiated purchases.

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ACTION REQUIRED BY RENERGEN SHAREHOLDERS IN RELATION TO THE SHAREHOLDER RATIFICATION RESOLUTION

The definitions and interpretations commencing on page 6 of this Circular apply, unless the context clearly indicates otherwise, to this section on the action required by Renergen Shareholders in relation to the Shareholder Ratification.

This Circular is important and requires your immediate attention. The action you need to take is set out below. If you are in any doubt as to what action to take, you should consult your Broker, CSDP, banker, accountant, attorney or other advisor. If you have disposed of any of your Renergen Shares, this Circular should be handed to the purchaser to whom, or the Broker, CSDP or other agent through whom, the disposal was effected.

GENERAL MEETING

Renergen Shareholders are invited to attend the General Meeting, convened in terms of the Notice of General Meeting, held in person at Renergen’s offices situated at the 2nd Floor, Sandton Gate, 25 Minerva Ave, Glenadrienne, Sandton at 10:00 SAST on Thursday, 26 June 2025, and conducted virtually by electronic communication for Renergen Shareholders unable to attend in person, to consider and, if deemed fit, to pass the resolution required to approve the Shareholder Ratification. A notice convening such General Meeting is attached to, and forms part of, this Circular.

1.	DEMATERIALISED RENERGEN SHAREHOLDERS WHO DO NOT HAVE OWN-NAME REGISTRATION

1.1	Voting at the General Meeting

1.1.1	Your Broker or CSDP should contact you to ascertain how you wish to cast your vote at the General Meeting and should thereafter cast your vote in accordance with your instructions.

1.1.2	If your Broker or CSDP has not contacted you, it is advisable for you to contact your Broker or CSDP and furnish them with your voting instructions.

1.1.3

If your CSDP or Broker does not obtain voting instructions from you, your CSDP or Broker will be obliged to act in accordance with the instructions contained in the Custody Agreement between you and your CSDP or Broker.

1.1.4

Renergen does not accept responsibility and will not be held liable for any failure on the part of the CSDP or Broker of a Dematerialised Renergen Shareholder to notify such Renergen Shareholder of the General Meeting or any business to be conducted thereat.

1.1.5	You must not complete the attached Form of Proxy (yellow).

1.2	Attendance and representation at the General Meeting

1.2.1	In accordance with the Custody Agreement between you and your CSDP or Broker, you must advise your CSDP or Broker if you wish to:

1.2.1.1	attend, speak and vote at the General Meeting; or

1.2.1.2	appoint a proxy to represent you at the General Meeting.

1.2.2

If you wish, or you wish to appoint a proxy, to attend the General Meeting, your CSDP or Broker should then issue the necessary letter of representation to you or your proxy to attend, speak and vote at the General Meeting.

2.	CERTIFICATED RENERGEN SHAREHOLDERS OR DEMATERIALISED RENERGEN SHAREHOLDERS WITH OWN-NAME REGISTRATION

2.1	Voting, attendance and representation at the General Meeting

2.1.1	You may attend the General Meeting and may vote (or abstain from voting) at the General Meeting.

2.1.2

Alternatively, you may appoint a proxy to represent you at the General Meeting by completing the attached Form of Proxy (yellow) in accordance with its instructions and lodging it at or posting it to the Transfer Secretaries (Rosebank Towers, 15 Biermann Avenue, Rosebank, 2196 or Private Bag X9000, Saxonwold, 2132), or emailing it to the Transfer Secretaries at proxy@computershare.co.za, to be received by it, for administrative purposes, by no later than 10:00 SAST on Tuesday, 24 June 2025, provided that any Form of Proxy not delivered to the Transfer Secretaries by this time may be emailed to the Transfer Secretaries (who will provide same to the chairman of the General Meeting) or handed to the chairman at the General Meeting at any time before the appointed proxy exercises any rights of the Renergen Shareholder at such General Meeting.

If you wish to Dematerialise your Renergen Shares, please contact your CSDP or Broker. Renergen Shareholders should note that it will take between 1 (one) and 10 (ten) Business Days to Dematerialise your Renergen Shares through their CSDP or Broker. Renergen Shareholders that do not have a CSDP or Broker can contact Computershare directly to Dematerialise their Renergen Shares on 086 1100 634 (or +27 11 370 5000 if phoning from outside South Africa) on every Business Day between 08:30 and 16:00 SAST.

3.	CHESS DEPOSITARY INTERESTS IN RENERGEN

3.1

Each CDI holder has the right to direct CHESS Depositary Nominees Proprietary Limited (“CDN”), the legal holder of the Renergen Shares to which the CDIs relate, how to vote the underlying Renergen Shares in respect of their CDIs in respect of the business to be conducted at the General Meeting.

3.2

If you are a CDI holder and you wish to direct or instruct CDN in the manner contemplated above, please read, complete, and sign the enclosed CDI Voting Instruction Form (pink) and return to Computershare Investor Services Pty Limited by one of the methods and by the deadline set out on the CDI Voting Instruction Form (pink).

3.3	CDI Voting Instruction Forms (pink) received by Computershare Investor Services Pty Limited later than the specified date and time will be invalid.

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4.	ELECTRONIC PARTICIPATION

4.1

The Renergen Board has determined that it is appropriate that the General Meeting will be a hybrid meeting, held in person at the offices of Renergen, Sandton Gate, 2nd Floor, 25 Minerva Avenue, Glenadrienne, Sandton, 2196 and conducted virtually via electronic communication for Renergen Shareholders who are unable to attend in person.

4.2

Renergen has retained the services of The Meeting Specialist Proprietary Limited (“TMS”) to host the virtual General Meeting. The virtual hosting will be on an electronic communication platform that will facilitate remote participation by Renergen Shareholders. TMS will also act as scrutineer for purposes of the General Meeting.

4.3	Renergen Shareholders who wish to participate in the virtual General Meeting via electronic communication are required to:

4.3.1

Contact TMS as soon as possible, but in any event, no later than 10:00 SAST on Tuesday, 24 June 2025, either by email at proxy@tmsmeetings.co.za or by telephone at Farhana Adam +27 84 433 4836 / Izzy van Schoor +27 81 711 4255 / Michael Wenner +27 61 440 0654.

4.3.2	TMS will follow a verification process to verify each applicant’s entitlement to participate in the General Meeting.

4.3.3	Valid identification will be required:

4.3.3.1	If the Renergen Shareholder is an individual, a certified copy of their identity document, driver’s license and/or passport.

4.3.3.2

If the Renergen Shareholder is not an individual, a certified copy of a resolution by the relevant entity and a certified copy of the identity documents and/or passports of the persons who passed the relevant resolution, specifying the name of the individual that is authorised to represent the relevant entity at the virtual General Meeting by way of electronic communication.

4.4

The participant indemnifies Renergen and the Renergen Directors, employees, company secretary, transfer secretary, service providers (including TMS) and advisors against any loss, injury, damage, penalty, or claim arising in any way from the use or possession of the electronic facility, whether or not the problem is caused by any act or omission on the part of the participants or anyone else. In particular, but not exclusively, the participant acknowledges that he/she will have no claim against Renergen and the Renergen Directors, employees, company secretary, transfer secretary, service providers (including TMS) and advisors, whether for consequential damages or otherwise, arising from the use of the electronic facility or any defect in it or from total or partial failure of the electronic facility and connections linking the electronic facility to the General Meeting.

4.5

TMS is obliged to validate, in consultation with the Renergen, its Transfer Secretaries, and the relevant CSDP, each Renergen Shareholder’s entitlement to participate in the virtual General Meeting via electronic communication before providing a Renergen Shareholder with the necessary means to access the electronic communication platform. TMS will assist Renergen Shareholders with the requirements for participation in the General Meeting via the electronic communication platform.

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IMPORTANT DATES AND TIMES RELATING TO THE SHAREHOLDER RATIFICATION RESOLUTION

The definitions and interpretations commencing on page 6 of this Circular shall, unless the context clearly indicates otherwise, apply to this section.

2025
Date on which Renergen Shareholders must be recorded as such in the Register for purposes of being entitled to receive the Circular (together with Notice of General Meeting)	Friday, 16 May
Circular (together with Notice of General Meeting) posted to Shareholders on	Wednesday, 28 May
Announcement relating to the issue of the Circular (together with Notice of General Meeting) released on SENS and on the ASX on	Wednesday, 28 May
Last day to trade in order to be recorded on the Register on the General Meeting record date	Tuesday, 17 June
Record time and date for attending and voting at the General Meeting at 17:00 SAST on	Friday, 20 June

For administrative reasons, last day to lodge Forms of Proxy for the General Meeting at 10:00 SAST on

or, in the alternative, Forms of Proxy not lodged with the Transfer Secretaries in time may be emailed to the Transfer Secretaries (who will provide same to the chairman of the General Meeting) before the proxy exercises the rights of the Renergen Shareholder at the General Meeting

Tuesday, 24 June
General Meeting held at 10:00 SAST on	Thursday, 26 June
Results of the General Meeting released on SENS and on the ASX on	Thursday, 26 June

Notes:

1.	The above dates and times are subject to change. Any changes will be released on SENS and on the ASX.
2.

Completed Forms of Proxy and the authority (if any) under which they are signed must be (i) lodged with, emailed or posted to Computershare, to be received by them no later than 10:00 SAST on Tuesday, 24 June 2025 or (ii) thereafter emailed to the Transfer Secretaries (who will provide same to the chairman of the General Meeting) before the proxy exercises the rights of the Renergen Shareholder at the General Meeting.

3.

Dematerialised Renergen Shareholders, other than those with Own-Name Registration, must provide their CSDP or Broker with their instructions for voting at the General Meeting by the cut-off time and date stipulated by their CSDP or Broker in terms of their respective Custody Agreements between them and their CSDP or Broker.

4.

No dematerialisation or rematerialisation of Renergen Shares may take place from the Business Day following the voting last day to trade, being the last day to trade in Renergen Shares so as to be recorded in the Register on the Record Date, up to and including the Record Date.

5.

If the General Meeting is adjourned or postponed, the above dates and times will change, but the Forms of Proxy submitted for the initial General Meeting will remain valid in respect of any adjournment or postponement of the General Meeting.

6.

Although the salient dates and times are stated to be subject to change, such statement shall not be regarded as consent or dispensation for any change to time periods which may be required in terms of the Companies Act, the Companies Regulations, the JSE Listings Requirements and the ASX Listing Rules, where applicable, and any such consents or dispensations must be specifically applied for and granted.

7.	All times referred to in this Circular are references to SAST.

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DEFINITIONS AND INTERPRETATIONS

In this Circular, unless the context clearly indicates a contrary intention, a word or an expression which denotes any gender includes the other genders, a natural person includes a juristic person and vice versa, the singular includes the plural and vice versa and the following words and expressions bear the meanings assigned to them below:

“ASPI”	ASP Isotopes Inc., Delaware file number 6228898, a company incorporated in the State of Delaware, United States of America;
“ASPI Funding Arrangements”

the Exclusivity Agreement and the Loan Agreement, and all amounts advanced under those agreements from time to time, collectively being the Total Advanced Amounts, as amended by or prepared in accordance with the Remedial Amendments and as otherwise described in this Circular;

“ASP SA”	ASP Isotopes South Africa Proprietary Limited (registration number 2021/701779/07), a private company with limited liability duly incorporated under the Laws of South Africa;
“ASX”	the Australian securities exchange, operated by ASX Limited (ABN 98 008 624 691), a public company incorporated under the Laws of Australia;
“ASX Listing Rules”	the listing rules and settlement operating rules of the ASX from time to time, as waived or modified in respect of Renergen;
“A2X”	the A2X Markets, a stock exchange licenced and regulated by the South African Financial Sector Conduct Authority;
“Broker”	any Person registered as a “broking member (equities)” in terms of the Financial Markets Act;
“Business Day”	a day which is not a Saturday, Sunday or official public holiday in South Africa;
“CDI” or “CHESS Depositary Interest”	a unit of beneficial ownership in Renergen Shares as defined in the ASX settlement operating rules;
“CDI Voting Instruction Form”

the voting instruction form (pink), for use by Renergen Shareholders holding CHESS Depositary Interests only, directing CHESS Depositary Nominees Proprietary Limited, the legal holder of the Renergen Shares to which the CDIs relate, how to vote the underlying Renergen Shares in relation to the business of the General Meeting, enclosed herewith;

“Certificated Renergen Shareholders”	holders of Certificated Renergen Shares;
“Certificated Renergen Shares”	Renergen Shares being “certificated securities” as defined in the Financial Markets Act and having accordingly not been Dematerialised, title to which is evidenced by documents of title;
“Circular”	this circular to Renergen Shareholders, dated Wednesday, 28 May 2025, together with the annexures hereto and incorporating the Notice of General Meeting and the Form of Proxy (yellow);
“Companies Act”	the South African Companies Act, No. 71 of 2008, as amended from time to time;
“Companies Regulations”	the South African Companies Regulations, 2011, promulgated under the Companies Act, as amended from time to time;

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“Computershare” or “Transfer Secretaries”

Computershare Investor Services Proprietary Limited (registration number 2004/003647/07), a private company duly incorporated under the Laws of South Africa, whose details appear in the “Corporate Information and Advisors” section of this Circular;

“Conditional Exemption”

the conditional exemption granted by the Takeover Panel on 17 May 2025 in terms of section 119(6) of the Companies Act, exempting Renergen from the strict application of the prior approval requirements of section 126(1) of the Companies Act in respect of the ASPI Funding Arrangements;

“CSDP”	a “participant” as defined in the Financial Markets Act;
“Custody Agreement”

a custody mandate agreement between a Dematerialised Renergen Shareholder and a CSDP or Broker, regulating their relationship in respect of Dematerialised Renergen Shares held on Renergen’s uncertificated securities register administered by a CSDP or Broker on behalf of such Renergen Shareholder;

“Dematerialise” or “Dematerialised” or “Dematerialisation”	the process by which certificated shares are converted into an electronic format as dematerialised shares and recorded in a company’s uncertificated securities register administered by a CSDP;
“Dematerialised Renergen Shareholders”	holders of Dematerialised Renergen Shares;
“DFC”	United States Development Finance Corporation;
“DFC Waiver”	has the meaning ascribed to it in paragraph 2.2 below;
“Exclusivity Agreement”

the exclusivity agreement entered into between Renergen and ASPI on or about 31 March 2025, in terms of which ASPI was granted the exclusive right to negotiate the acquisition of all the issued Renergen Shares, for a defined period of time and in terms of which ASPI SA paid the Exclusivity Fee to Renergen which will convert into a loan payable under the Loan Agreement, as amended from time to time;

“Exclusivity Fee”	the Rand equivalent of USD10,000,000 provided to Renergen, in terms of the Exclusivity Agreement, as a refundable exclusivity fee that will convert into a loan payable pursuant to the Loan Agreement;
“Financial Markets Act”	the Financial Markets Act, No. 19 of 2012, as amended from time to time;
“Firm Intention Offer Letter”

the letter from ASPI to the Independent Board, dated 20 May 2025, confirming ASPI’s firm intention to make an offer to acquire all Renergen Shares by way of, inter alia, the Scheme and if the Scheme is not successful and provided the Standby Offer Trigger Event occurs, then pursuant to the Standby Offer;

“Firm Intention Announcement”	the joint firm intention announcement published by Renergen and ASPI on SENS and on the ASX dated 20 May 2025;
“Form of Proxy”	for purposes of the General Meeting, the form of proxy (yellow) for use by Certificated Renergen Shareholders and Dematerialised Renergen Shareholders with Own-Name Registration, enclosed herewith;
“General Meeting”

the general meeting of Renergen Shareholders scheduled to be held in person at the offices of Renergen, at 2nd Floor, Sandton Gate, 25 Minerva Avenue, Glenadrienne, Sandton, 2196 and conducted virtually via electronic communication for Renergen Shareholders who are unable to attend in person, at 10:00 SAST on Thursday, 26 June 2025, to consider and, if deemed fit, approve, inter alia, the Shareholder Ratification resolution, as same may be postponed or adjourned from time to time;

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“Governmental Authority”	(i)

the government of any applicable jurisdiction (including any national, state, municipal or local government or any political or administrative subdivision thereof) and any department, ministry, agency, instrumentality, court, central bank, commission or other authority thereof;

(ii)

any governmental, quasi-governmental or private body or agency lawfully exercising, or entitled to exercise, any administrative, executive, judicial, legislative, regulatory, licensing, competition, tax, importing or other governmental authority or quasi-governmental authority within any applicable jurisdiction; and

	(iii)	any securities exchange within any applicable jurisdiction;
“Group”	in relation to any Person, that Person and its Subsidiaries from time to time;
“IDC”

Industrial Development Corporation of South Africa Limited (registration number 1940/014201/06), a public company duly incorporated under the Laws of South Africa, established through the Industrial Development Corporation Act, No 22 of 1940;

“Independent Board”	means the independent board of Renergen, constituted in terms of regulation 108 of the Takeover Regulations in relation to the Offer;
“JSE”	the securities exchange, licensed under the Financial Markets Act, operated by JSE Limited (registration number 2005/022939/06), a public company incorporated under the Laws of South Africa;
“JSE Listings Requirements”	the Listings Requirements of the JSE in force as at the Last Practicable Date;
“Last Practicable Date”	the last practicable date prior to the finalisation of this Circular, being 26 May 2025;
“Laws”

laws, legislation, statutes, regulations, directives orders, notices, promulgations and other decrees of any Governmental Authority which have force of law or which would be an offence not to obey, and the common law, all of the aforementioned as modified, re-enacted, restated, replaced or reimplemented from time to time;

“Loan Agreement”

the loan agreement entered into between Renergen, ASPI and ASPI SA on or about 19 May 2025, into which the Exclusivity Agreement has converted and in terms of which ASPI SA has advanced or will advance two further tranches (which coupled with the amount advanced under the Exclusivity Agreement, which convert into the Loan Agreement, represents the three tranches of funding) for a total amount equal to the Rand equivalent of USD30,000,000 to Renergen;

“Member”	of a Group is a Person which forms part of that Group;
“MOI”	the memorandum of incorporation of Renergen;
“Notice of General Meeting”	the notice of the General Meeting of Renergen Shareholders forming part of this Circular;
“Offer”

the offer made by ASPI to Renergen Shareholders to acquire all Renergen Shares by way of the Scheme, and if the Scheme is not successful, then pursuant to the Standby Offer, provided the Standby Offer Trigger Event occurs, as more fully described in the Firm Intention Announcement;

“Operative”

in relation to the Scheme, means all the conditions relating to the Scheme are fulfilled or, where applicable, waived, and in relation to the Standby Offer, means all the conditions relating to the Standby Offer are fulfilled or, where applicable, waived;

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“Own-Name Registration” or “Own-Name Dematerialised Renergen Shareholders”	Renergen Shareholders who hold Renergen Shares that have been Dematerialised and are recorded by the CSDP on the sub-register kept by that CSDP in the name of such Renergen Shareholders;
“Person”

includes any individual, body corporate, trust, company, close corporation, Governmental Authority, corporate entity, unincorporated association or other entity, whether or not recognised under any Law as having separate legal existence or personality and wherever incorporated, created or established;

“PSG Capital”

PSG Capital Proprietary Limited (registration number 2006/015817/07), a private company duly incorporated under the Laws of South Africa, whose details appear in the “Corporate Information and Advisors” section of this Circular;

“Record Date”	the time and date for Renergen Shareholders to be recorded in the Register in order to be eligible to attend, speak and vote at the General Meeting, being 17:00 SAST on Friday, 20 June 2025;
“Register”

the register of Certificated Renergen Shareholders maintained by the Transfer Secretaries and the sub-register of Dematerialised Renergen Shareholders maintained by the relevant CSDPs, including the CHESS Depositary Interest register;

“Remedial Amendments”	has the meaning given to it in 2.9 below;
“Renergen”

Renergen Limited (registration number 2014/195093/06), a public company with limited liability duly incorporated under the laws of South Africa, the ordinary shares of which are listed on the alternative exchange of the JSE and ASX;

“Renergen Board” or “Renergen Directors”	the board of directors of Renergen as at the Last Practicable Date, whose names are set out in the “Corporate Information and Advisors” section of this Circular;
“Renergen Group”	Renergen, the other Members of its Group and each other Person Controlled from time to time by Members of the Renergen Group;
“Renergen Share”	an ordinary share of no par value in the issued share capital of Renergen, including CDIs, representing ordinary shares, as the context requires;
“Renergen Shareholder”	a holder of one or more Renergen Shares;
“SAST”	South African Standard Time;
“SBSA”	The Standard Bank of South Africa Limited (registration number 1962/000738/06), a public company duly incorporated under the Laws of South Africa as a bank in South Africa;
“Scheme”

the scheme of arrangement in terms of section 114(1) read with section 115 of the Companies Act, proposed by the Renergen Board between Renergen and the Renergen Shareholders, as more fully described in the Firm Intention Announcement, in terms of which ASPI will, if the Scheme becomes Operative, acquire all Renergen Shares from the Scheme participants for the Scheme consideration;

“Scheme Meeting”

the general meeting of Renergen Shareholders convened to consider, inter alia, the resolutions necessary to approve the Scheme, as provided for in the circular sent, or to be sent, to Renergen Shareholders following the publication of the Firm Intention Announcement;

12

“Shareholder Ratification”

the ordinary resolution proposed to Renergen Shareholders at the special general meeting convened in terms of this Circular and the Notice of Meeting attached hereto, to ratify and approve the actions taken by Renergen when it entered into the Exclusivity Agreement, which will convert into the Loan Agreement, to the extent that such actions may have constituted frustrating actions under section 126 of the Companies Act;

“SENS”	the Stock Exchange News Service of the JSE;
“South Africa”	the Republic of South Africa;
“Standby Offer”	in the event of the Standby Offer Trigger Event occurring, the general offer to be made automatically by ASPI to Renergen Shareholders;
“Standby Offer Trigger Event”	Standby Offer trigger event, as described in the Firm Intention Announcement;
“Subsidiary”

a “subsidiary” as defined in the Companies Act, but also includes a Person incorporated outside South Africa which would, if incorporated in South Africa, be a “subsidiary” as defined in the Companies Act and “Subsidiaries” bears a corresponding meaning;

“Takeover Panel”	the Takeover Regulation Panel established in terms of section 196 of the Companies Act;
“Tetra4”	Tetra4 Proprietary Limited (registration number 2005/012157/07), a private company with limited liability duly incorporated under the Laws of South Africa;
“Total Advanced Amounts”	the total amounts advanced or to be advanced under the ASPI Funding Arrangements in three tranches of USD10,000,000 being, in aggregate, the Rand equivalent of USD 30,000,000;
“USA” or “US” or “United States”	the United States of America;
“USD”	United States Dollars, the lawful currency of the United States; and
“ZAR”, “R”, “Rand” or “cents”	the lawful currency of South Africa.

13

The following shall apply throughout this Circular, unless the context clearly provides otherwise:

1.	headings are to be ignored when construing this Circular;

2.	references to one gender include all genders and references to the singular include the plural and vice versa;

3.	any reference to a time of day is a reference to South African Standard Time (SAST), unless a contrary indication appears;

4.	a reference to any statute or statutory provision shall be construed as a reference to the same as it may have been, or may from time to time be, amended, modified, replaced or re-enacted;

5.	a reference to any agreement or document referred to in this Circular is a reference to that agreement or document as amended, revised, varied, novated or supplemented at any time;

6.

should any provision in a definition be a substantive provision conferring rights or imposing obligations on any Person, effect shall be given to that provision as if it were a substantive provision in the body of this Circular;

7.

where any number of days is prescribed, those days shall be reckoned exclusively of the first and inclusively of the last day unless the last day falls on a day which is not a Business Day, in which event the last day shall be the next succeeding Business Day;

8.

the use of the word including, include/s, in particular or any similar such word followed by a specific example/s shall not be construed as limiting the meaning of the general wording preceding it and the eiusdem generis rule shall not be applied in the interpretation of such general wording or such specific example/s.

9.

the use of any expression covering a process available under South African Law shall, if any of Renergen is subject to the Law of any other jurisdiction, be interpreted as including any equivalent or analogous proceedings under the Law of such other jurisdiction;

10.	references to Laws or any similar such word shall be deemed to include the JSE Listings Requirements; and

11.	no rule of construction shall be applied to the disadvantage of Renergen because it was responsible for, or participated in, the preparation of this Circular.

14

RENERGEN LIMITED

(Incorporated in the Republic of South Africa)

(Registration number 2014/195093/06)

JSE and A2X Share code: REN

ISIN: ZAE000202610

LEI:378900B1512179F35A69

Australian Business Number (ABN): 93 998 352 675

ASX Share code: RLT

(“Renergen”)

CIRCULAR TO RENERGEN SHAREHOLDERS

Directors

David King (Chairman)*#

Stefano Marani (Chief Executive Officer)*#

Brian Harvey (Chief Financial Officer)

Nick Mitchell (Chief Operating Officer)

Mbali Swana*#

Dumisa Hlatshwayo*#

* non-executive

# independent

1.	INTRODUCTION

1.1.

Renergen Shareholders are referred to the Firm Intention Announcement by Renergen and ASPI published on SENS and on the ASX on 20 May 2025. In the Firm Intention Announcement, Renergen Shareholders were advised that Renergen had received the Firm Intention Offer Letter from ASPI notifying Renergen of ASPI’s firm intention to make the Offer.

1.2.

Should the Scheme become Operative, ASPI will become the registered and beneficial owner of all the Renergen Shares and as a consequence thereof Renergen will become a subsidiary of ASPI; and Renergen Shares will be delisted from the JSE, A2X and ASX.

1.3.

The Firm Intention Announcement includes a condition that a general meeting of Renergen Shareholders is held to consider the Shareholder Ratification resolution and such resolution has been adopted by ordinary resolution. This Circular, and the Notice of General Meeting attached to it, create the basis for such condition to be fulfilled and convenes the meeting at which the ordinary resolution will be considered.

2.	BACKGROUND TO THIS CIRCULAR AND THE SHAREHOLDER RATIFICATION RESOLUTION

2.1.

As indicated in the financial results published by Renergen for its 2025 financial year, as a result of the Renergen Group having been unable to make payment, by 18 February 2025, of a quarterly instalment due under its loan agreement with the DFC, cross-defaults were triggered on a number of other funding arrangements, resulting in the Renergen Group being in default, as at 28 February 2025, on its DFC, IDC and SBSA loan agreements, with the Renergen Group’s current liabilities exceeding its current assets by R998.8 million at that date. Renergen’s total comprehensive loss attributable to owners amounted to R235.8 million for the 2025 financial year.

2.2.

The Renergen Group reached an agreement with the DFC in terms of which Renergen committed to raising sufficient capital to service debt facilities and make equity contributions to its Tetra4 subsidiary (towards completion of its existing Phase 1 gas project), with such capital raising to occur in three instalments, with (i) an amount equal to USD10,000,000 required to be paid on or before 30 April 2025, (ii) an amount equal to USD10,000,000 required to be paid on or before 31 May 2025, and (iii) an amount equal to USD10,000,000 to be paid on or before 30 June 2025. DFC waived the existing events of default (the DFC Waiver) on condition that the aforementioned amounts are received by the relevant dates. Renergen concluded that, for various reasons, including that its assets are already encumbered in favour of its existing senior lenders and that its share price has decreased materially from its peak in 2022, that its alternative sources of equity or debt funding would not be willing or able to provide the necessary funding by 30 April 2025, by the end of May and again by the end of June 2025, which would then result in Renergen breaching the DFC Waiver and breaching its obligations.

15

2.3.	On 31 March 2025 Renergen and ASPI entered into the Exclusivity Agreement.

2.4.

The Exclusivity Agreement includes the payment of the Exclusivity Fee to Renergen by ASPI SA. It was contemplated that the Exclusivity Agreement will convert into the Loan Agreement, as a loan payable under that Loan Agreement, which conversion is complete. That Exclusivity Fee will be followed by two tranches of loan amounts from ASPI SA of USD 10,000,000 each that will be provided in tranches on or before 31 May 2025 and again on or before 30 June 2025, such that the Total Advanced Amounts will be USD30,000,000.

2.5.

The ASPI Funding Arrangements as originally negotiated contemplated the Total Advanced Amounts being repaid in the event that the Scheme failed by means of the issue of Renergen shares through a rights offer. ASPI undertook to underwrite the aforementioned rights offer.

2.6.

In Renergen’s engagements with the Takeover Panel, the Takeover Panel raised concerns in terms of section 126(1)(a) of the Companies Act relating to the ASPI Funding Arrangements, which concerns may be summarised as follows:

2.6.1.	the structure of the ASPI Funding Arrangements may have the effect of denying Renergen Shareholders the opportunity to consider the Offer on its merits; and

2.6.2.

the structure of the ASPI Funding Arrangements may have frustrating or coercive features in that a failure to adopt the resolutions necessary to give effect to the Scheme would automatically result in a rights offer underwritten by ASPI.

2.7.

While neither Renergen nor ASPI agrees with the Takeover Panel’s characterisation of the ASPI Funding Arrangements as frustrating actions or as coercive in nature, given the financial pressures on Renergen and the need to ensure that the ASPI Funding Arrangements will be advanced by the dates contemplated in the DFC Waiver, Renergen has decided to act in the most expedient way and to accommodate the Takeover Panel’s requirements and recommendations. Renergen and ASPI are clear that the reason for the ASPI Funding Arrangements is to support Renergen’s operations as a going concern and are not designed to be coercive. The Takeover Panel is, however, precluded from basing its regulatory decisions on the commercial advantages or disadvantages of intended actions.

2.8.	Renergen applied for a formal exemption from the Takeover Panel in terms of section 119(6) of the Companies Act and made certain undertakings to the Takeover Panel as set out in 2.9 below.

2.9.	The Takeover Panel granted the Conditional Exemption subject to certain conditions, namely:

Condition 1: Definitive Implementation of Remedial Amendments to the ASPI Funding Arrangements

2.9.1.	The original terms of ASPI Funding Arrangements must be legally and definitively amended to:

2.9.1.1.	remove all references to a rights offer from the ASPI Funding Arrangements;

2.9.1.2.	remove all references to underwriting a rights offer from the ASPI Funding Arrangements; and

2.9.1.3.

remove any relationship between the success or failure of the Offer and the repayment terms for the amounts advanced in terms of the ASPI Funding Arrangements and amend the repayment terms such that the total amounts advanced are repayable by no later than 30 September 2025, or such later date that the parties agree,

(collectively, the Remedial Amendments).

2.9.2.

Renergen confirms that the terms of the ASPI Funding Arrangements have been amended or prepared to incorporate all the Remedial Amendments prior to the date of this Circular, and accordingly this condition has therefore been complied with.

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Condition 2: Retrospective Renergen Shareholder Approval of the Amended ASPI Funding Arrangements

2.9.3.

The amended and restated ASPI Funding Arrangements reflecting the Remedial Amendments (and the Conditional Exemption in relation thereto) must be made expressly conditional upon Renergen Shareholders ratifying and approving the actions taken by Renergen, on a retrospective basis, when it entered into the Exclusivity Agreement, which has converted into the Loan Agreement, to the extent that such actions constituted frustrating actions under section 126 of the Companies Act.

2.9.4.

The Shareholders Ratification must be by way of an ordinary resolution at a duly constituted general meeting of Renergen Shareholders, convened by a notice and circular providing full and fair disclosure of the terms of the amended ASPI Funding Arrangements, which general meeting must be held on a date at least 10 calendar days prior to the Scheme Meeting.

2.9.5.	In this regard, Renergen:

2.9.5.1.

believes that this Circular includes the necessary full and fair disclosure of the history of the ASPI Funding Arrangements, the terms of the amended ASPI Funding Arrangements (including the repayment date of 30 September 2025 or as agreed) which are set out in detail in paragraph 3 below, the Takeover Panel's initial concerns as outlined in its ruling dated 15 May 2025 and its guidance letter dated 16 May 2025, and the Conditional Exemption, and accordingly complies with the requirements of the Takeover Panel’s Conditional Exemption; and

2.9.5.2.

refers Renergen Shareholders to the attached Notice of General Meeting – convening the General Meeting, which will occur at least 10 calendar days prior to the Scheme Meeting and at which Renergen Shareholders will vote on the Shareholder Ratification resolution – and confirms that this is being distributed to Renergen Shareholders in compliance with the Conditional Exemption; and

2.9.5.3.	confirms that the Offer is subject to the convening of the General Meeting and the adoption of the Shareholder Ratification resolution by ordinary resolution.

Condition 3: Full and Frank Disclosure in Offer Documentation

2.9.6.

The Circular must, inter alia, clearly and accurately disclose the details of the ASPI Funding Arrangements, the Remedial Amendments and the terms of the Conditional Exemption granted by the Takeover Panel.

2.9.7.

If Renergen Shareholders do not approve the Shareholder Ratification resolution, the Conditional Exemption granted to Renergen would lapse and the ASPI Funding Arrangements, including any payments made to Renergen before or after the date of this Circular in terms of the ASPI Funding Arrangements (whether in terms of the original or amended terms) would be regarded by the Takeover Panel as not having been regularised.

3.	SALIENT TERMS OF THE ASPI FUNDING ARRANGEMENTS

3.1.

Under the Exclusivity Agreement ASPI advanced the ZAR equivalent of USD 10,000,000 to Renergen through its South African subsidiary ASP SA. The advance is not subject to interest except default interest if Renergen is in default of repayment) and must be repaid on or before 30 September 2025.

3.2.

The advance under the Exclusivity Agreement has been incorporated into the Loan Agreement as the first advance under the Loan Agreement and is subject to the terms of the Loan Agreement from the signature of the Loan Agreement.

3.3.

ASPI, through its wholly owned subsidiary ASP SA will advance two further tranches of the ZAR equivalent of USD 10,000,000 each to Renergen on 31 May 2025 and 30 June 2025 respectively, which will bring the total amount of funding advanced by ASPI through ASP SA to Renergen to the ZAR equivalent of USD 30,000,000.

3.4.

The advances that remain outstanding are subject to interest at the prime rate as published by FirstRand Bank Limited from time to time and the Total Advanced Amounts are repayable on 30 September 2025, or such later dates that the parties agree.

17

3.5.	The loan advanced under the Loan Agreement is further subject to undertakings, covenants, warranties and events of default as are usual for commercial loans of this type.

3.6.	The loan advanced under the Loan Agreement is unsecured.

4.	ORDINARY RESOLUTION: ADOPTION OF THE SHAREHOLDER RATIFICATION.

In compliance with the requirements of the Takeover Panel referred to in 2.9 above, Renergen is convening a meeting of Renergen Shareholders to consider and if acceptable, vote on, the necessary ordinary resolution to provide the Shareholder Ratification. The following is contemplated as the Shareholder Ratification resolution:

“The ASPI Funding Arrangements be and are hereby ratified and approved from their inception.”

5.	NOTICE OF GENERAL MEETING

5.1.

Renergen Shareholders are invited to attend the General Meeting, convened in terms of the Notice of General Meeting, held in person at Renergen’s offices situated at the 2nd Floor, Sandton Gate, 25 Minerva Ave, Glenadrienne, Sandton, and conducted virtually via electronic communication for Renergen Shareholders unable to attend in person, to be held at 10:00 SAST on Thursday, 26 June 2025 to consider and, if deemed fit, to pass the Shareholder Ratification resolution.

5.2.	The notice convening such General Meeting and the Form of Proxy (yellow) for use by Certificated Renergen Shareholders are attached to, and forms part of, this Circular.

6.	RECOMMENDATION OF THE INDEPENDENT BOARD

6.1.

The Independent Board believes approving the ASPI Funding Arrangements from their inception as contemplated by the Shareholder Ratification resolution is in the best interests of Renergen Shareholders. This will ensure that the condition included in the Offer is fulfilled such that the Offer continues and allows Renergen Shareholders the opportunity to consider the Offer on its merits.

6.2.	The Independent Board recommends that Renergen Shareholders vote in favour of the Shareholder Ratification resolution.

SIGNED AT JOHANNESBURG ON 28 MAY 2025 BY MBALI SWANA ON BEHALF OF THE RENERGEN BOARD

MBALI SWANA

Independent Non-executive Director of Renergen

18

RENERGEN LIMITED

(Incorporated in the Republic of South Africa)

(Registration number 2014/195093/06)

JSE and A2X Share code: REN

ISIN: ZAE000202610

LEI: 378900B1512179F35A69

Australian Business Number (ABN): 93 998 352 675

ASX Share code: RLT

("Renergen")

NOTICE OF GENERAL MEETING OF RENERGEN SHAREHOLDERS

NOTICE IS HEREBY GIVEN that a hybrid General Meeting of Renergen Shareholders will be held, in person at 2nd Floor, Sandton Gate, 25 Minerva Ave, Glenadrienne, Sandton, 2196 and conducted virtually via electronic communication for Renergen Shareholders who are unable to attend in person, at 10:00 SAST on Thursday, 26 June 2025.

Purpose

The purpose of the General Meeting of Renergen Shareholders is to consider and, if deemed fit, to approve, with or without modification, the ordinary resolution set out in this Notice of General Meeting.

Note:

-

The definitions and interpretations commencing on page 6 of the Circular to which this Notice of General Meeting is attached (“the Circular”) (i) apply, unless the context clearly indicates otherwise, mutatis mutandis to this notice and to the resolutions set out below, and (ii) are hereby incorporated into this notice by reference thereto.

-	For Ordinary Resolution Number 1 to be approved by Renergen Shareholders it must be supported by more than 50% of the votes exercised on the resolution by Renergen Shareholders.

-

Quorum requirements: The General Meeting may not begin unless (i) at least three Renergen Shareholders entitled to attend and vote are present or represented at the General Meeting; and (ii) sufficient Persons are present or represented at the General Meeting to exercise, in aggregate, at least 25% of all the voting rights that are entitled to be exercised in respect of at least one matter to be decided at the General Meeting. Further, a matter to be decided at the General Meeting may not begin to be considered unless at the time the matter is called on the agenda (a) at least three Renergen Shareholders entitled to attend and vote on that matter are present or represented at the General Meeting; and (b) sufficient Persons are present or represented at the meeting to exercise, in aggregate, at least 25% of all of the voting rights that are entitled to be exercised on that matter.

-	The date on which Renergen Shareholders must have been recorded as such in the Register for purposes of being entitled to receive this notice is Friday, 16 May 2025.

ORDINARY RESOLUTION NUMBER 1: ADOPTION OF THE SHAREHOLDER RATIFICATION RESOLUTION.

“RESOLVED THAT the ASPI Funding Arrangements be and are hereby ratified and approved from their inception.”

Reason for and effect of Ordinary Resolution Number 1

The reason for and, if passed, the effect of Ordinary Resolution Number 1 is to ratify and approve the ASPI Funding Arrangements from their inception.

VOTING AND PROXIES

The date on which Renergen Shareholders must be recorded, as such in the Register for purposes of being entitled to receive this notice is Friday, 16 May 2025.

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The date on which Renergen Shareholders must be recorded in the Register for purposes of being entitled to attend, speak and vote at the General Meeting is Friday, 20 June 2025. Accordingly, the last day to trade to be entitled to attend and vote at the General Meeting is Tuesday, 17 June 2025.

Section 63(1) of the Companies Act requires that meeting participants provide reasonably satisfactory identification. Meeting participants will be required to provide proof of identification to the reasonable satisfaction of the Chairman of the General Meeting and must accordingly bring a copy of their identity document, passport or driver’s license to the General Meeting. If in doubt as to whether any document will be regarded as satisfactory proof of identification, meeting participants should contact the Transfer Secretaries for guidance.

Renergen Shareholders entitled to attend and vote at the General Meeting, may appoint one or more proxies to attend, speak and vote in his/her stead. A proxy need not be a shareholder of Renergen. The Form of Proxy (yellow), in which the relevant instructions for its completion are set out, is enclosed for use by a Certificated Renergen Shareholder or Dematerialised Renergen Shareholder with “Own-name” Registration only, who wish to be represented at the General Meeting. Completion of the Form of Proxy (yellow) will not preclude such Renergen Shareholder from attending (in person or electronically) and voting (in preference to that Renergen Shareholder’s proxy) at the General Meeting.

In terms of section 63(1) of the Companies Act, all General Meeting participants will be required to provide identification reasonably satisfactory to the Transfer Secretaries, by submitting the written application (the form of which is attached to the Notice of General Meeting) and the relevant documentation by post or by e-mail, as the case may be.

The Transfer Secretaries must be reasonably satisfied that the right of that person to participate in, speak and vote at the General Meeting as a Renergen Shareholder, as proxy or as a representative of a Renergen Shareholder, has been reasonably verified. Accepted forms of identification include certified copies of South African drivers’ licenses, green barcoded identity documents or barcoded identification smart cards issued by the South African Department of Home Affairs, as well as passports.

The instrument appointing a proxy and the authority (if any) under which it is signed must reach the Transfer Secretaries, at the addresses given below, to be received by them preferably by no later than 10:00 SAST on Tuesday, 24 June 2025, provided that any Form of Proxy (yellow) not delivered to the Transfer Secretaries by this time may be emailed to the Transfer Secretaries (who will provide same to the chairman of the General Meeting) or handed to the chairman of the General Meeting at any time before the appointed proxy exercises any Renergen Shareholder rights at the General Meeting.

Dematerialised Renergen Shareholders, other than Own-Name Dematerialised Renergen Shareholders, who wish to participate in person or electronically in the General Meeting, will need to request their CSDP or Broker to provide them with the necessary letter of representation in terms of the Custody Agreement entered into between such Renergen Shareholders and the CSDP or Broker.

Dematerialised Renergen Shareholders, other than Own-Name Dematerialised Renergen Shareholders, who are unable to attend the General Meeting in person or virtually and who wish to be represented thereat, must provide their CSDP or Broker with their voting instructions in terms of the Custody Agreement entered into between themselves and the CSDP or Broker in the manner and time stipulated therein.

Renergen Shareholders attending or represented by proxy or authorised representative shall, on a poll, have one vote in respect of each Share held.

ELECTRONIC PARTICIPATION

The Renergen Board has determined that it is appropriate that the General Meeting will be a hybrid meeting, held in person at the offices of Renergen, at 2nd Floor, Sandton Gate, 25 Minerva Avenue, Glenadrienne, Sandton, 2196 and conducted virtually via electronic communication for Renergen Shareholders who are unable to attend in person.

Renergen has retained the services of The Meeting Specialist Proprietary Limited (“TMS”) to host the virtual General Meeting. The virtual hosting will be on an electronic communication platform that will facilitate remote participation by Renergen Shareholders. TMS will also act as scrutineer for purposes of the General Meeting.

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Renergen Shareholders who wish to participate in the virtual General Meeting via electronic communication are required to:

•

Contact TMS as soon as possible, but in any event, no later than 10:00 SAST on Tuesday, 24 June 2025, either by email at proxy@tmsmeetings.co.za or by telephone at Farhana Adam +27 84 433 4836 / Izzy van Schoor +27 81 711 4255 / Michael Wenner +27 61 440 0654.

•	TMS will follow a verification process to verify each applicant’s entitlement to participate in the virtual General Meeting.

Valid identification will be required:

•	If the Renergen Shareholder is an individual, a certified copy of their identity document, driver’s license and/or passport.

•

If the Renergen Shareholder is not an individual, a certified copy of a resolution by the relevant entity and a certified copy of the identity documents and/or passports of the persons who passed the relevant resolution, specifying the name of the individual that is authorised to represent the relevant entity at the virtual General Meeting by way of electronic communication.

The participant indemnifies Renergen and the Renergen Directors, employees, company secretary, transfer secretary, service providers (including TMS) and advisors against any loss, injury, damage, penalty, or claim arising in any way from the use or possession of the electronic facility, whether or not the problem is caused by any act or omission on the part of the participants or anyone else. In particular, but not exclusively, the participant acknowledges that he/she will have no claim against Renergen and the Renergen Directors, employees, company secretary, transfer secretary, service providers (including TMS) and advisors, whether for consequential damages or otherwise, arising from the use of the electronic facility or any defect in it or from total or partial failure of the electronic facility and connections linking the electronic facility to the General Meeting.

TMS is obliged to validate, in consultation with Renergen, its transfer secretaries, and the relevant CSDP, each Renergen Shareholder’s entitlement to participate in the virtual General Meeting before providing a Renergen Shareholders with the necessary means to access the electronic communication platform. TMS will assist Renergen Shareholders with the requirements for participation in the General Meeting via the electronic communication platform.

By order of the Renergen Board.

SIGNED ON 28 MAY 2025 BY MBALI SWANA ON BEHALF OF THE RENERGEN BOARD, IN TERMS OF POWERS OF ATTORNEYS SIGNED BY MEMBERS OF THE RENERGEN BOARD

MBALI SWANA

Independent Non-executive Director of Renergen

Company Secretary Acorim Proprietary Limited (Registration number 2014/195093/06) 13th Floor, Illovo Point, 68 Melville Road, Illovo, Sandton, 2196

Transfer Secretaries

Computershare Investor Services Proprietary Limited

(Registration number 2004/003647/07)

First floor, Rosebank Towers

15 Biermann Avenue

Rosebank

Johannesburg, 2196

(Private Bag X9000, Saxonwold, 2132) Telephone number 011 370 5000

Email address proxy@computershare.co.za

21

RENERGEN LIMITED

(Incorporated in the Republic of South Africa)

(Registration number 2014/195093/06)

JSE and A2X Share code: REN

ISIN: ZAE000202610

LEI: 378900B1512179F35A69

Australian Business Number (ABN): 93 998 352 675

ASX Share code: RLT

("Renergen")

FORM OF PROXY IN RESPECT OF THE GENERAL MEETING OF RENERGEN SHAREHOLDERS (for use by Certificated Renergen Shareholders and Own-Name Dematerialised Renergen Shareholders only)

The definitions and interpretations commencing on page 6 of the Circular to which this Form of Proxy is attached (“the Circular”) shall, unless the context clearly requires otherwise, apply to this Form of Proxy.

For use by Renergen Shareholders at the hybrid General Meeting which will be held in person at 2nd Floor, Sandton Gate, 25 Minerva Ave, Glenadrienne, Sandton, 2196 and conducted virtually via electronic communication for Renergen Shareholders who are unable to attend in person at 10:00 SAST on Thursday, 26 June 2025 or any adjourned or postponed meeting.

Dematerialised Renergen Shareholders holding Renergen Shares other than with Own-Name Registration, must inform their CSDP or Broker of their intention to attend the General Meeting and request their CSDP or Broker to issue them with the necessary letter of representation and/or proxy form to attend the General Meeting (in person or electronically) and vote (or abstain from voting) or provide their CSDP or Broker with their instructions should they not wish to attend the General Meeting. Letters of representation must be lodged with Computershare by the commencement of the General Meeting (including any adjournment or postponed meeting). Such Renergen Shareholders must not use this Form of Proxy.

I/We (Please PRINT names in full)
of (address)

Telephone number Cellphone number
e-mail address

being the holder(s) of ________________________________________ Renergen Shares

do hereby appoint (see notes 1 and 2):

1.	or failing him/her,
2.	or failing him/her,
5. the chairperson of the General Meeting

as my/our proxy to attend, speak and vote for me/us at the General Meeting (or any postponement or adjournment thereof) for purposes of considering and, if deemed fit, passing, with or without modification, the resolutions to be proposed thereat and at each postponement or adjournment thereof and to vote for and/or against the resolutions and/or abstain from voting in respect of the Renergen Shares registered in my/our name(s), in accordance with the following instructions and otherwise in accordance with the Companies Act, the MOI and the terms of the attached notes:

	For	Against	Abstain
Ordinary Resolution Number 1: Adoption of the Shareholder Ratification resolution

22

* One vote per Renergen Share held by Renergen Shareholders. Renergen Shareholders must insert the relevant number of votes they wish to vote in the appropriate box provided or “X” should they wish to vote all Renergen Shares held by them. If no instruction is provided, the proxy (if not the chairperson of the General Meeting) shall be entitled to vote or abstain from voting as he/she deems fit, provided that if the proxy is the chairperson of the General Meeting, he/she shall be deemed to be instructed to vote in favour of the resolutions set out above, in respect of all shares held by the Renergen Shareholder.

Signed at	on
Signature
Capacity of signatory (where applicable)
Note: Authority of signatory to be attached – see notes 8 and 9.
Assisted by me (where applicable)
Full name
Capacity
Signature

SUMMARY OF RIGHTS CONTAINED IN SECTION 58 OF THE COMPANIES ACT

In terms of section 58 of the Companies Act:

•

A shareholder of a company may, at any time and in accordance with the provisions of section 58 of the Companies Act, appoint any individual (including an individual who is not a shareholder) as a proxy to participate in, and speak and vote at, a shareholders’ meeting on behalf of such shareholder.

•	A shareholder may appoint two or more persons concurrently as proxies and may appoint more than one proxy to exercise voting rights attached to different securities held by the shareholder.

•	A proxy may delegate his authority to act on behalf of a shareholder to another person, subject to any restriction set out in the instrument appointing such proxy.

•

Irrespective of the form of instrument used to appoint a proxy, the appointment of a proxy is suspended at any time and to the extent that the relevant shareholder chooses to act directly and in person in the exercise of any of such shareholder's rights as a shareholder.

•	Any appointment by a shareholder of a proxy is revocable, unless the form of instrument used to appoint such proxy states otherwise.

•

If an appointment of a proxy is revocable, a shareholder may revoke the proxy appointment by (i) cancelling it in writing, or making a later inconsistent appointment of a proxy and (ii) delivering a copy of the revocation instrument to the proxy and to the relevant company.

•

A proxy appointed by a shareholder is entitled to exercise, or abstain from exercising, any voting right of such shareholder without direction, except to the extent that the relevant company's memorandum of incorporation, or the instrument appointing the proxy, provides otherwise.

•

If the instrument appointing a proxy or proxies has been delivered by a shareholder to a company, then, for so long as that appointment remains in effect, any notice that is required in terms of the Companies Act or such company’s memorandum of incorporation to be delivered to a shareholder must be delivered by such company to:

-	the relevant shareholder; or

-	the proxy or proxies, if the relevant shareholder has: (i) directed such company to do so, in writing and (ii) paid any reasonable fee charged by such company for doing so.

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Notes:

1.	Renergen Shareholders who hold Dematerialised Renergen Shares other than with Own-Name Registration:

	1.1.	who wish to attend the General Meeting electronically may do so by requesting the registered holder, being their CSDP, Broker or nominee, to issue them with a letter of representation;

1.2.

who do not wish to attend the General Meeting in person but wish to vote (or abstain from voting) thereat must provide the registered holder, being the CSDP, Broker or nominee, with their instructions. The instructions must reach the registered holder in sufficient time to allow the registered holder to exercise such vote on their behalf.

2.

Each Renergen Shareholder is entitled to appoint one (or more) proxies (none of whom need be a Renergen Shareholder) to attend, speak and vote in place of that Renergen Shareholder at the General Meeting.

3.

A Renergen Shareholder entitled to attend and vote at the General Meeting may insert the name of a proxy or the names of two alternative proxies of the Renergen Shareholder’s choice in the space/s provided with or without deleting “the chairperson of the General Meeting” but the Renergen Shareholder must initial any such deletion. The person whose name stands first on the Form of Proxy and who is present at the General Meeting will be entitled to act as proxy to the exclusion of those whose names follow. In the event that no names are indicated, the proxy shall be exercised by the chairperson of the General Meeting.

4.

Completed Forms of Proxy and the authority (if any) under which they are signed must be (i) lodged with or posted to the Transfer Secretaries (Rosebank Towers, 15 Biermann Avenue, Rosebank, 2196 or Private Bag X9000, Saxonwold, 2132), or emailed to proxy@computershare.co.za to Computershare, to be received by them, for administrative purposes, by no later than 10:00 SAST on Tuesday, 24 June 2025, provided that any Form of Proxy not delivered to the Transfer Secretaries by this time may be emailed to the Transfer Secretaries (who will provide same to the chairman of the General Meeting) or delivered to the chairman of the General Meeting at any time before the appointed proxy exercises any rights of the Renergen Shareholder at such General Meeting.

5.

The completion and lodging of this Form of Proxy will not preclude the relevant Renergen Shareholder from attending in person or connecting electronically to the General Meeting and speaking and voting thereat to the exclusion of any proxy appointed in terms hereof, should such Renergen Shareholder wish to do so.

6.	The chairperson of the General Meeting may accept or reject any Form of Proxy not completed and/or received in accordance with these notes or with the MOI.

7.	Any alteration or correction made to this Form of Proxy must be initialled by the signatory/ies.

8.

Documentary evidence establishing the authority of a person signing this Form of Proxy in a representative capacity (e.g. for a company, close corporation, trust, pension fund, deceased estate, etc.) must be attached to this Form of Proxy, unless previously recorded by Renergen.

9.

Where this Form of Proxy is signed under power of attorney, such power of attorney must accompany this Form of Proxy, unless it has been registered by Renergen or waived by the chairperson of the General Meeting.

10.	Where Renergen Shares are held jointly, all joint holders are required to sign this Form of Proxy.

11.	A minor Renergen Shareholder must be assisted by his/her parent/guardian, unless the relevant documents establishing his/her legal capacity are produced or have been registered by Renergen.

12.

This Form of Proxy shall be valid at any resumption of an adjourned or postponed meeting to which it relates although this Form of Proxy shall not be used at the resumption of an adjourned or postponed meeting if it could not have been used at the General Meeting of Renergen Shareholders from which it was adjourned or postponed for any reason other than it was not lodged timeously for the meeting from which the adjournment took place.

13.

This Form of Proxy shall in addition to the authority conferred by the Companies Act except insofar as it provides otherwise, be deemed to confer the power generally to act at the General Meeting of Renergen Shareholders in question, subject to any specific direction contained in this Form of Proxy as to the manner of voting.

14.

A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the death or mental disorder of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the Renergen Shares in respect of which the proxy is given, provided that no notification in writing of such death, insanity, revocation or transfer as aforesaid shall have been received by Renergen before the commencement of the meeting or adjourned meeting at which the proxy is used.

15.	Any proxy appointed pursuant to this Form of Proxy may not delegate her or his authority to act on behalf of the relevant Renergen Shareholder.

16.

In terms of section 58 of the Companies Act, unless revoked, an appointment of a proxy pursuant to this Form of Proxy remains valid only until the end of the General Meeting of Renergen Shareholders or any adjournment of such General Meeting or any postponed meeting.

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